Exhibit 99.1

For Immediate Release

Maxygen Reports Second Quarter 2009 Financial Results

REDWOOD CITY, Calif., August 6, 2009 – Maxygen, Inc. (Nasdaq: MAXY), a biotechnology company focused on the development of improved protein drugs, today announced financial results for the quarter ended June 30, 2009.

Second Quarter 2009 Financial Results

Maxygen reported a net loss of $5.9 million, or $0.15 per basic and diluted share, for the second quarter of 2009, compared to a net loss of $28.1 million, or $0.76 per basic and diluted share, for the same period in 2008. The decrease in net loss was primarily due to an increase in revenue and a decrease in research and development expenses.

Revenue for the second quarter of 2009 was $6.8 million, compared to $1.2 million for the same period in 2008. The increase in revenue resulted from an increase in collaborative research and development revenue received under the company’s collaboration agreement with Astellas Pharma Inc. for its MAXY-4 program, which began in September 2008.

Total expenses were $13.0 million in the second quarter of 2009, compared to $30.0 million in the second quarter of 2008. The decrease in expenses was primarily due to a one-time goodwill impairment charge of $12.2 million in the second quarter of 2008, as well as reduced external research and manufacturing expenses associated with the development of MAXY-VII and MAXY-G34 and decreased expenses due to the cessation of operations at Maxygen’s Denmark site on February 29, 2008.

At June 30, 2009, cash, cash equivalents and marketable securities totaled $202.2 million.

Business Update

In the second quarter of 2009, Maxygen and Astellas entered into an agreement to establish a new venture focused on the discovery, research and development of multiple protein pharmaceutical programs, including Maxygen’s MAXY-4 program and other early stage programs. As part of the arrangement, Maxygen will provide Astellas with an option to acquire all of Maxygen’s ownership interest in the joint venture within three years after establishment of the joint venture. The joint venture arrangement represents a significant expansion of the existing collaboration agreement between the parties for the development and commercialization of MAXY-4 program candidates for autoimmune diseases and transplant rejection. The consummation of this transaction is subject to customary closing conditions, including approval by Maxygen’s stockholders. Maxygen expects the transaction to close late in the third quarter of 2009.

This transaction, if consummated, will result in substantially all of Maxygen’s research and development operations and personnel being transferred to the new joint venture. As a result, Maxygen also intends to restructure and downsize its corporate and administrative staff and expenses to best align the company’s operations with its future business needs. As a part of this process and following an appropriate transition period after the closing of the joint venture transaction, Maxygen’s chief executive officer, chief financial officer and chief operating officer will be leaving the company.

Also in the second quarter of 2009, Maxygen entered into an agreement with Cangene Corporation pursuant to which Cangene was granted options to obtain certain licenses to intellectual property rights associated with the MAXY-G34 program to fulfill potential future government contracts related to the development, manufacture and procurement of MAXY-G34 for the treatment or prevention of neutropenia associated with acute radiation syndrome. Maxygen has received an option fee of $500,000 and is eligible to receive an option exercise fee, as well as additional license fees based on a percentage of net contract revenue received by Cangene, to the extent that Cangene is awarded one or more applicable government contracts and exercises an option for a license.

About Maxygen

Maxygen is a biopharmaceutical company focused on developing improved versions of protein drugs through both internal development and external collaborations and other arrangements. Maxygen uses its proprietary DNA shuffling technology and extensive protein modification expertise to pursue the creation of biosuperior proteins. For more information, please visit our website at www.maxygen.com.

Cautionary Statement Regarding Maxygen Forward-Looking Statements

This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of Maxygen’s management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this document include statements about the proposed joint venture transaction with Astellas and the timing of the transaction. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if Maxygen does not receive required stockholder approval or fails to satisfy other conditions to closing, the joint venture will not be formed. Further, there is no assurance that the joint venture will be successful or that Astellas will exercise its buy-out option even if the joint venture is successful. In any forward-looking statement in which Maxygen expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the Maxygen stockholders to approve the formation of the joint venture and the other transactions, the failure of any other closing condition to be satisfied, unexpected delays in the formation of the joint venture, the plans or ability of Cangene to obtain any government contracts that will result in the payment of any future license fees to us under our agreement with Cangene, risks inherent in drug development, such as potential difficulties or delays in the development, testing, regulatory approvals, progression or production of drug compounds, the failure to develop products suitable for commercialization, the delay or suspension of predicted development and commercial timelines for any potential products, the failure to protect intellectual property portfolio and rights; the failure to identify and develop new potential products, and the risk that any compounds developed may have adverse side effects or inadequate therapeutic efficacy, and other economic, business, competitive, and/or regulatory factors affecting Maxygen’s business and the market it serves generally, including those set forth in Maxygen’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and its Current Reports on Form 8-K and other SEC filings. Maxygen is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

Selected Consolidated Financial Information

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)
Revenues:
Collaborative research and development revenue	$5,246	$—	$9,242	$—
Technology and license revenue (principally amounts from related party)	279	120	3,890	277
Grant revenue	1,264	1,037	2,171	2,323

Total revenues	6,789	1,157	15,303	2,600

Expenses:
Research and development	7,418	12,534	14,451	25,640
General and administrative	5,568	5,031	8,453	8,544
Goodwill impairment	—	12,192	—	12,192
Restructuring charge	—	266	98	799

Total operating expenses	12,986	30,023	23,002	47,175

Loss from operations	(6,197)	(28,866)	(7,699)	(44,575)

Interest income and other (expense), net	328	759	710	2,750

Net loss	$(5,869)	$(28,107)	$(6,989)	$(41,825)

Basic and diluted net loss per share	$(0.15)	$(0.76)	$(0.18)	$(1.13)

Shares used in computing basic and diluted net loss per share	38,159	37,046	38,030	37,021

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2009	December 31, 2008
	(unaudited)	(Note 1)
Cash, cash equivalents and marketable securities	$202,192	$206,483
Receivables, prepaid and other assets	5,249	4,727
Property and equipment, net	2,106	2,347
Goodwill	—	—

Total assets	$209,547	$213,557

Other liabilities	$9,245	$8,687
Restructuring accrual	102	1,114
Total deferred revenue	7,566	9,244
Stockholders’ equity	192,634	194,512

Total liabilities and stockholders’ equity	$209,547	$213,557

Note 1: Derived from consolidated audited financial statements as of December 31, 2008.

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Contact:

Linda Chrisman

linda.chrisman@maxygen.com

650.298.5351